COPY DEED STATEMENT OF RESOLUTIONS OF A MEETING OF “P.T. CENTRALWINDU PERTIWI” Domiciled in Sidoarjo Dated : January 14, 1994.- Number : -5.-	RACHMAD UMAR S.H. NOTARY PUBLIC/LAND DEED OFFICER BEKASI REGENCY IN PONDOK GEDE

DECREE OF THE MINISTER OF JUSTICE THE REPUBLIC OF INDONESIA DATED JUNE 13, 1992

1. Mr. I WAYAN SUGIARTO, S.H.

OFFICE: JALAN RAYA JATIWARINGIN NO. 336 PONDOKGEDE TELEPHONE: 8464202

STATEMENT OF RESOLUTIONS OF A MEETING OF

“P.T. CENTRALWINDU PERTIWI”

NUMBER: 5

On this day, Friday, the fourteenth day of January one thousand nine hundred ninety four (14-1-1994),

–Personally appeared before me, RACHMAD UMAR, Sarjana Hukum, a notary practicing in PONDOK GEDE, BEKASI Regency, in the presence of witnesses whose names are last written below:

–Mr. I WAYAN SUGIARTO, Sarjana Hukum, a private person, residing at Matraman Jaya, (Rt.019 Rw.006), Kelurahan Pegangsaan, Menteng, Central Jakarta, now being in Pondok Gede, Bekasi;

–who claims that he in this matter is acting under power conferred by Extraordinary General Meeting of Shareholders as evidenced from Minutes of Meeting of the following company;

–The appearing person acting in his above-mentioned capacity first states:

–that upon the request of the Board of Directors of P.T. CENTRALWINDU PERTIWI, a limited liability company having its seat in Sidoarjo, whose articles of association have been approved by the Minister of Justice of the Republic of Indonesia as evidenced from Decree number C2–87.HT.0l.0l.th.93, dated the seventh day of January one thousand nine hundred ninety three (7-1-1993), and published in the Supplement number 1589 to State Gazette of the Republic of Indonesia number 29, dated the tenth day of April one thousand nine hundred ninety three (10-4-1993), and in conjunction with the deed number 6, dated the fifth day of October one thousand nine hundred ninety three (5-10-1993), passed before me, the notary;

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(hereinafter referred to as the “Company”), an Extraordinary General Meeting of Shareholders was held, and the minutes of the said meeting were privately made, duly stamped, dated the nineteenth day of June one thousand nine hundred ninety three (19-6-1993), and attached hereto;

–that all 5,000 (five thousand) outstanding shares in the company were present in the meeting so that pursuant to provisions of article 20.4 of the Company’s articles of association, the meeting was lawfully constituted and entitled to adopt valid and binding resolutions regarding any businesses transacted therein.

–that the Meeting passed the following resolutions:

I.	It is resolved to approve the change of Company’s name to P.T. CENTRALWINDU SEJATI, having its seat in Sidoarjo, so that:

a.	The top of the Company’s deed now reads as follows:

“P.T. CENTRALWINDU SEJATI”

B.	Article 1 of the company’s articles of association now reads as follows:

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NAME AND DOMICILE

Article 1

The Limited Liability Company shall bear the name:

“P.T. CENTRALWINDU SEJATI” (hereinafter referred to as the “Company”), having its seat in Sidoarjo, and may open branches or representative offices elsewhere within or outside the country as determined by the Board of Directors.

II.
It is resolved to confer power upon the Board of Directors of the Company to state the minutes of the meeting before a notary, make, cause to be made and sign a Deed of statement of meeting resolutions.

I, the notary, know the appearing person.

IN WITNESS WHEREOF

This deed is made as minutes and executed in Pondok Gede, Bekasi, on the day and date first written above in the presence of Mr. Ahmad Hipni and Mr. Tanziri, both being employees of the notary office, residing in Pondok Gede, Bekasi, whom I, notary, know, as witnesses.

After I, Notary, read out this deed to the appearing person and witnesses, the appearing person, witnesses and I, Notary, sign this deed.

This deed is executed without any changes.

The original of this deed is duly signed.

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ISSUED AS A TRUE COPY.

NOTARY IN PONDOK GEDE

[sealed, stamped and signed]

(RACHMAD UMAR, S.H.)

Number TIN	: 167/53/PT.l994 : 1.546.178.3-603
On this day, Tuesday, 19-4-19945, Deed of Amendment of PT. CENTRAL WINDU PERTIWI was recorded in the register kept by Registrar Office of Sidoarjo District Court under Number 167/53/PT.1994
Registrar of District Court Office of Sidoarjo
Charges Registration Legalization Total	: illegible : illegible : illegible [illegible]

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MINISTRY OF JUSTICE

REPUBLIC OF INDONESIA

DIRECTORATE GENERAL OF

LAW AND LEGISLATION

–Sy–

DECREE OF THE MINISTER OF JUSTICE OF THE REPUBLIC OF INDONESIA

Number:  C2–5479.HT.01.04.TH.94.

MINISTER OF JUSTICE OF THE REPUBLIC OF INDONESIA

Reading	:	Letter of Application Number 07/2/Not/PT/1994, dated February 21, 1994, from Notary Rachmad Umar SH, as the proxy of the following limited liability company.

Considering	:
That nothing in the deed of amendment is in violation of the requirements to obtain approval for amendment to articles of association of limited liability company, the Minister has no objection to granting approval for the amended articles.

Recognizing	:	Decree of Minister of Justice of the Republic of Indonesia Number C2–87.HT.01.01.TH.93, dated January 7, 1993

(State Gazette Supplement Number            of           )

DECIDED:

FIRST	:	to approve the amendment to article 1 of the articles of association of

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PT. CENTRAL WINDU SEJATI

Taxpayer ID No. 1.546.178.3–603

A limited liability company having its domicile in Sidoarjo, as set forth in the Deed Number 5, dated January 14, 1994, passed before Notary Rachmad Umar, SH practicing in Pondok Gede, Bekasi.

SECOND	:	This decree is issued to the applicant for follow-up.

Issued in Jakarta

On March 31, 1994

p.p. MINISTER OF JUSTICE OF THE REPUBLIC OF

INDONESIA

DIRECTOR GENERAL OF LAW AND LEGISLATION

on his/her behalf

DIRECTOR OF CIVIL AFFAIRS

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NOTARY PUBLIC
DESMAN, S.H., M.Hum., M.M.
Decree of Minister of Justice and Human Rights of the Republic of Indonesia
Number:  C-1185.HT.03.02. Th. 2002
STTD of Capital Market Supervisory Agency
Number:  644/PM/STTD-N/2003

Jl. Muara Karang Raya No. 10
North Jakarta 14450
Phone (021) 683 0328 (Hunting) 666 00923
Fax. (021) 662 2143

Deed:  STATEMENT OF RESOLUTIONS OF A MEETING OF
PT. CENTRAL WINDU SEJATI

domiciled in Sidoarjo Regency

Number	:	145

Dated	:	October 28, 2009

STATEMENT OF RESOLUTIONS OF SHAREHOLDERS OF

PT. CENTRALWINDU SEJATI

Number:  145

-On this day, Wednesday, the twenty eighth day of October two thousand nine (28-10-2009) at 14.20 (fourteen twenty) Local Time,

-Personally appeared before me, DESMAN, Sarjana Hukum, Master of Humanity Studies, a notary practicing in Jakarta, in the presence of witnesses known to me, the notary, whose names are last written below:

-Mr. Ferry, born in Medan, on the nineteenth day of May one thousand nine hundred seventy two (19-5-1972), Indonesian citizen, a private person, residing at Puri Gardena Blok B-4 number 22, Rukun Tetangga 002, Rukun Warga 014, Kelurahan Pegadungan, Kecamatan Kalideres, West Jakarta, the Holder of Jakarta Capital Region Province Identity Card number 09.5207.190572.5512;

-who claims that he in this matter is acting under power conferred upon him by all shareholders of the following company, as evidenced from the Circular Resolutions of Shareholders of PT. CENTRALWINDU SEJATI, a limited liability company having its seat in Sidoarjo (hereinafter referred to as the “Company”), established and existing under the laws of the Republic of Indonesia, in particular Law Number 1 (one) of 1967 (one thousand nine hundred sixty seven), as amended by Law Number 11 (eleven) of 1970 (one thousand nine hundred seventy) on Foreign Investment, and any regulations thereunder, and pursuant to Decree Number 107/III/PMA/2007, dated the twenty fifth day of January two thousand seven (25-1-2007) on Approval for Change of Status from Domestic Investment Company to Foreign Investment Company, issued by the Chairman of Investment Coordinating Board, and whose articles of association and the amendments thereto are aset forth in:

-Supplement number 1589 to the State Gazette of the Republic of Indonesia number 29, dated the tenth day of April one thousand nine hundred ninety three (10-4-1993);

-Supplement number 5525 to the State Gazette of the Republic of Indonesia number 65, dated the sixteenth day of August one thousand nine hundred ninety four (16-8-1994);

-Supplement number 3208 to the State Gazette of the Republic of Indonesia number 44, dated the first day of June one thousand nine hundred ninety nine (1-6-1999);

-Supplement number 163 to the State Gazette of the Republic of Indonesia number 48, dated the fifteenth day of June one thousand nine hundred ninety nine (15-6- 1999);

-Supplement number 4333 to the State Gazette of the Republic of Indonesia number 37, dated the seventh day of May two thousand four (7-5-2004);

-Supplement number 6964 to the State Gazette of the Republic of Indonesia number 51, dated the twenty seventh day of June two thousand six (27-6-2006);

-and whose present shareholding structure is set forth in the Deed number 61, dated the twenty ninth day of January two thousand seven (29-1-2007), passed before me, the notary, which has been recorded in the Legal Entity Administration System Database of the Ministry of Law and Human Rights of the Republic of Indonesia under Number W7-HT.01.10-9749, dated the fourth day of July two thousand seven (4-7-2007);

-and whose present structures of Board of Directors and Board of Commissioners are set forth in the Deed number 36, dated the fourteenth day of September two thousand seven (14-9-2007), passed before YULIA, Sarjana Hukum, a notary practicing in Jakarta, which has been recorded in the Legal Entity Administration System Database of the Ministry of Law and Human Rights of the Republic of Indonesia under Number AHU-AH.01.10-2712, dated the first day of February two thousand eight (1-2-2008);

-The appearing person is known to me, the notary.

-The appearing person acting in his above-mentioned capacity first states as follows:

-that on the twenty eighth day of October two thousand nine (28-10-2009), the shareholders of the Company passed resolutions as evidenced from the Circular Resolutions of Shareholders of the Company, duly stamped and signed by all shareholders, and attached hereto (hereinafter in this deed referred to as the “Shareholders’ Resolutions”).

-That pursuant to Article 91 of Law Number 40 of 2007 (two thousand seven) on Limited Liability Company, “Shareholders may adopt valid and binding resolutions without holding a General Meeting of Shareholders provided all shareholders approve in writing the proposed resolutions by signing the proposal”.

-that the appearing person claims that the proposal was signed by the holders of all 350,589 (three hundred fifty thousand five hundred eighty nine) outstanding voting shares in the company;

-that the shareholders of the Company conferred power upon the appearing person to state the resolutions in a notarial deed;

-that the appearing person is exercising the said power to state the resolutions in this deed.

-Now, therefore, in consideration of the foregoing, the appearing person hereby states that the resolutions adopted by the shareholders of the Company are as follows:

It is resolved to confirm the resolutions contained in:

-Deed number 65, dated the twentieth day of June two thousand eight (20-6-2008), passed before me, the notary, and to restate the said resolutions in this deed:

I.
It is resolved to approve the resignation of Mr. SOETRESNA SENTOSA and Mr. HARJONO DJANOKO as the President Commissioner and Commissioner, respectively, of the Company and to give them full release and discharge from any supervisory responsibilities, and to appoint Mr. ERWIN SUTANTO, Mr. MAHAR ATANTA SEMBIRING, and Mr. FRANCISCUS AFFANDY as President Director, Director and Commissioner, respectively.

So that the new structures of the Company’s Board of Directors and Board of Commissioners effectively as of the date of the Circular Resolutions of Shareholders, namely the nineteenth day of June two thousand eight (19-6-2008), are as set forth in the closing of this deed.

II.	It is resolved to amend Article 1.(1) of the Company’s Articles of Association regarding the Company’s seat, by changing it from “having its seat in Sidoarjo” to having its seat in Sidoarjo Regency.

III.
It is resolved to amend and rewrite the Company’s Articles of Association in compliance with Law Number 40 of 2007 (two thousand seven) on Limited Liability Company and Law Number 25 of 2007 (two thousand seven) on Investment, and any regulations thereunder.

-It is resolved to confirm the resolutions contained in Deed number 21, dated the twelfth day of January two thousand nine (12-1-2009), passed before me, the notary, and to restate the said resolutions in this deed:

I.
It is resolved to approve the resignation of Mr. SAENPHON CHANDANG as Director of the Company and to give him full release and discharge from any management responsibilities so that the new structures of the Company’s Board of Directors and Board of Commissioners effectively as of the date of the Circular Resolutions of Shareholders, namely the ninth day of January two thousand nine (9-1-2009), are as set forth in the closing of this deed.

II.
It is resolved to approve the sale of Mr. FREDIE HADIWIBOWO’s 3 (three) shares in the Company having aggregate value of Rp.3,000,000.00 (three million Rupiah) to PT. CENTRALPERTIWI BAHARI, a limited liability company having its seat in Manggala, Tulang Bawang, Regency.

-After the sale of those shares, the Company’s new shareholding structure will be set forth in the closing of this deed.

III.	It is resolved to amend Article 3 of the Company’s Articles of Association regarding the purposes and objectives and business activities of the Company;

-Now, therefore, in connection with the foregoing, the Company’s Articles of Association are amended and rewritten to read as follows:

NAME AND DOMICILE

Article 1

1.	This limited liability company shall bear the name

“PT. CENTRALWINDU SEJATI”

(hereinafter in this deed referred to as the “Company”) having its seat in Sidoarjo Regency.

2.	The Company may open representative offices and branches in any other places, whether within or outside the territory of the Republic of Indonesia as determined by the Board of Directors.

DURATION OF THE COMPANY

Article 2

The Company shall be incorporated and exist for indefinite period of time, subject to Law Number 25 of 2007 (two thousand seven) on Investment, which provides that the company shall operates for 30 (thirty) years as of the seventh day of January one thousand nine hundred ninety three (7-1-1993), unless its permit is renewed by the regulatory body.

PURPOSES AND OBJECTIVES AND BUSINESS ACTIVITIES

Article 3.

1.	The purposes and objectives of the Company shall be do businesses in the field of cold storage of fish and other water biota.

2.	To achieve the said purposes and objectives, the Company may conduct the following business activities:

--	creating/operating ponds, hatchery, capture fishery, fish cultivation, industry of cold storage of fish and other water biota.

CAPITAL

Article 4.

1.
The authorized capital of the Company shall be in the amount of Rp.400,000,000,000.00 (four hundred billion Rupiah) divided into 400,000 (four hundred thousand) shares, each share having par value of Rp.1,000,000.00 (one million Rupiah).

2.
Three hundred fifty thousand five hundred eighty nine (350,589) shares having total value of Rp.350,589,000,000.00 (Three hundred fifty billion five hundred eighty nine million Rupiah) out of authorized capital have been issued to and subscribed and paid-in by the following shareholders with the details of shareholding last written below.

3.
Shares in portfolio may be issued by the Company in accordance with the Company’s needs for capital upon the approval of a General Meeting of Shareholders.  All shareholders whose names are registered in the Register of Shareholders shall have preemptive right to purchase the shares to be issued within 14 (fourteen) calendar days after the offer and each shareholder shall be entitled to subscribe for new shares and remaining shares not subscribed by the other shareholders, in proportion to their respective shareholding.

If after the lapse of 14 (fourteen) calendar period as of the offer to shareholders, there are still any shares left unsold, the Board of Directors shall first offer them to any interested employees and if after such offer, there are still any shares left not subscribed, the Board of Directors shall be at liberty to offer such remaining shares to any third parties.

SHARE

Article 5

1.	All shares issued by the Company shall be registered shares.

2.	Evidence of shareholding may be in the form of share certificate.

3.	In case that the Company has not issued share certificates, shareholding may be evidenced by a statement or record issued by the company.

4.	If a share certificate is issued, each share shall be given one share certificate.

5.	A collective share certificate may be issued as evidence of holding by one person of 2 (two) or more shares.

6.	At least the following items shall be recorded on each share certificate:

a.	name and address of the shareholder;

b.	share certificate Number;

c.	par value of the share

d.	date of issuance of the share certificate;

7.	On a collective share certificate, at least the following items shall be recorded:

a.	name and address of the shareholder;

b.	collective share certificate Number;

c.	share certificate number and quantity of shares;

d.	par value of share;

e.	date of issuance of collective share certificate;

9.	Each share certificate and collective share certificate shall be signed by the Board of Directors and a Commissioner.

DUPLICATE SHARE CERTIFICATE

Article 6

1.
If a share certificate is damaged or destroyed, upon the request of the holder, the Board of Directors shall issue a duplicate share certificate, subject to delivery of damaged or defaced certificate to the Board of Directors.

2.
The original share certificate as referred to in paragraph (1) shall then be disposed of, the proceedings of which shall be recorded in the Minutes by the Board of Directors and reported to the next General Meeting of Shareholders.

3.
In the event that a share certificate is lost, upon the request of the holder, the Board of Directors shall issue a duplicate share certificate provided that, in the opinion of the Board of Directors, the loss is proved and such indemnity as may be deemed necessary by the Board of Directors in any particular case are given by the holder.

4.	Once the duplicate share is issued, the lost original share certificate shall be rendered null and void to the Company.

5.	All expenses incurred by the issuance of a duplicate share certificate shall be borne by the holder.

6.	The provisions of paragraphs (1), (2), (3), (4) and (5) shall apply mutatis-mutandis to the issuance of collective duplicate share certificates.

TRANSFER OF SHARES

Article 7

1.	A transfer of shares shall be made by virtue of a deed of transfer of shares, signed by the transferor and the transferee or their legal proxies.

2.	A transfer of the rights on shares shall only be allowed upon the approval of a General Meeting of Shareholders.

A shareholder intending to transfer its right on shares shall submit a request of his intention in writing to General Meeting of Shareholders through the Board of Directors.

3.	To the extent required by the prevailing laws and regulations, a transfer of shares shall be subject to the approval from the regulatory body.

4.	As of the date of the notice of a general meeting of shareholders until the meeting date, a transfer of shares shall not be allowed.

GENERAL MEETING OF SHAREHOLDERS

Article 8

1.	A General Meeting of Shareholders of the Company shall be:

a.	Annual General Meeting of Shareholders;

b.	Any other General Meeting of Shareholders, hereinafter in the Articles of Association referred to as an Extraordinary General Meeting of Shareholders.

2.
Unless otherwise expressly provided, the term General Meeting of Shareholders in these Articles of Association shall mean both Annual General Meeting of Shareholders, and Extraordinary General Meeting of Shareholders.

3.	At Annual General Meeting of Shareholders:

a.	The Board of Directors submits:

-	an annual report that has been reviewed by the Board of Commissioners for approval by the General Meeting of Shareholders;

-	a Financial Statement for approval by the meeting;

b.	The use of earnings shall be decided if the Company has positive retained earnings;

c.	Other agendas of the General Meeting of Shareholders that have been properly proposed in accordance with the provisions of the articles of association shall be decided.

4.
Approval of the annual report and financial statement by the Annual General Meeting of Shareholders shall constitute a full release and discharge of the members of the Board of Directors and Board of Commissioners of their management and supervision responsibilities performed during the past fiscal year to the extent that such actions are reflected in the Annual report and Financial Statement.

5.
An Extraordinary General Meeting of Shareholders may be held at any time as may be required to discuss and decides any businesses other than those referred to in points a and b of paragraph (3), subject to the prevailing laws and regulations and the articles of association.

PLACE, NOTICE AND CHAIRMAN OF

GENERAL MEETING OF SHAREHOLDERS

Article 9

1.	General Meeting of Shareholders shall be held in the city where the Company has its seat or at the Company’s place of business.

2.	Before the holding of General Meeting of Shareholders, a notice of the meeting shall be sent to the shareholders by registered mail and/or announced in a daily newspaper.

3.	The notice shall be given at the latest 14 (fourteen) days before the date of General Meeting of Shareholders, excluding notice date and meeting date.

4.	Prior notice of General Meeting of Shareholders shall not be required if all shareholders are present and accept the meeting agenda and unanimously approve proposed resolutions.

5.	A General Meeting of Shareholders shall be presided over by the President Director.

6.
If the President Director is absent or unable to preside over the Meeting for any reasons whatsoever, it being unnecessary to provide proof of such impediment to any third party, the General Meeting of Shareholders shall be presided over by one of the Directors.

7.
In case of the absence or disability of all members of the Board of Directors due to any reason whatsoever, it being unnecessary to prove such impediment to any third party, the Meeting shall be presided over by one of the members of the Board of Commissioners.

8.
In case of the absence or disability of all members of the Board of Commissioners due to any reason whatsoever, it being unnecessary to prove such impediment to any third party, the Meeting shall be presided over by someone appointed by and from those present at the Meeting.

QUORUM, VOTING RIGHTS AND RESOLUTIONS OF

GENERAL MEETING OF SHAREHOLDERS

Article 10

1.	A General Meeting of Shareholders may be held only if quorum as required under company law is present.

2.
Unless the Chairman of General Meeting of Shareholders decides otherwise without objection from any shareholders present at the General Meeting of Shareholders, voting concerning an individual shall be carried out by unsigned, folded ballots, while voting concerning other matters shall be conducted orally.

3.	Blank votes or void votes shall not be considered as having been cast and shall not be counted in the calculation of the number of votes legally cast at the General Meeting of Shareholders.

4.	General Meeting of Shareholders may pass a resolution on the basis of consensus or by voting in accordance with the prevailing Law.

BOARD OF DIRECTORS

Article 11

1.	The company shall be managed and led by a Board of Directors consisting of one or more directors. In the event there is more than one Director, one of whom may be appointed as the President Director.

2.	Only Indonesian or foreign person having the qualifications as required by the prevailing laws may be appointed as a member of the Board of Directors.

3.
The members of Board of Directors shall be appointed by a General Meeting of Shareholders for 5 (five)-year office term without prejudice to the right of a General Meeting of Shareholders to remove any of them at any time.

4.
If, for any reason, one or more positions in the Board of Directors become vacant, a General Meeting of Shareholders shall be convened to fill that vacancy within 30 (thirty) days after the occurrence of the vacancy, subject to the provisions of laws and regulations and the articles of association.

5.
If, for any reason, all positions in the Board of Directors become vacant, the Company shall for the time being be temporarily managed by a member of the Board of Commissioners appointed by a meeting of the Board of Commissioners.

6.
A member of the Board of Directors shall be entitled to resign from his position by giving notice in writing of his intention to the Company at least 30 (thirty) days prior to the date of his resignation.

7.	The office term of a member of Board of Directors shall end in case of:

a.	resignation in accordance with the provisions of paragraph (6);

b.	loss of qualifications required by the prevailing laws and regulations;

c.	death;

d.	dismissal on the basis of a resolution by a General Meeting of Shareholders.

DUTIES AND POWERS OF THE BOARD OF DIRECTORS

Article 12

1.
The Board of Directors shall be entitled to represent the Company within and outside the Court of Justice in respect of all matters and, in any event, to bind the Company to other parties or other parties to the Company and to take any act concerning either management or ownership but with the restriction that:

a.	to give or to obtain loans on behalf of the Company (except withdrawing money from the Company’s account and/or bank account);

b.	to establish a new business or to participate in other companies within or outside the country;

c.	to purchase, sell or otherwise dispose of any fixed assets and companies or encumber any of the Company’s assets;

d.	to cause the Company to be a guarantor;

-shall require an approval from the Board of Commissioners.

2.	a.	Any 2 (two) members of the Board of Directors acting jointly shall be entitled and empowered to act for and on behalf of the Board of Directors and to represent the Company.

b.	If the Company has only one Director, then all of the duties and powers assigned to and conferred upon the Board of Directors under these Articles of Association shall be vested in him.

MEETING OF THE BOARD OF DIRECTORS

Article 13

1.	A meeting of the Board of Directors may be held at any time if deemed necessary:

a.	by one or more members of the Board of Directors;

b.	upon written request from one or more members of the Board of Commissioners; or

c.	upon written request from 1 (one) or more shareholders jointly representing 1/10 (one-tenth) of all voting shares;

2.
The notice of the Meeting of the Board of Directors shall be carried out by the member of the Board of Directors entitled to act for and on behalf of the Board of Directors pursuant to the provision of Article 9 hereof.

3.
The notice of the Meeting of the Board of Directors shall be sent by registered mail or personally delivered, against appropriate receipt, to each member of the Board of Directors no later than 3 (three) days prior to the meeting, excluding the notice date and the meeting date.

4.	Such notices shall specify the agenda, date, time and place of the Meeting.

5.
The Meeting of the Board of Directors shall be held in the city where the Company has its domicile or at the company’s business place.  In the event that all members of the Board of Directors are present in person or by proxy, such prior notice shall not be required and the Meeting of the Board of Directors may be held at any place and shall be entitled to adopt valid and binding resolutions.

6.
The Meeting of the Board of Directors shall be presided over by the President Director.  If the President Director is absent or unable to preside over the Meeting, it being unnecessary to provide proof of such impediment to any third party, the Meeting of the Board of Directors shall be chaired by another member of the Board of Directors appointed by and from the members of the Board of Directors present at the Meeting.

7.	A member of the Board of Directors may be represented in the meeting of the Board of Directors only by another member of the Board of Directors acting by virtue of a Power of Attorney.

8.
A Meeting of the Board of Directors shall be lawful and entitled to adopt binding resolutions only if more than 1/2 (one-half) of all members of the Board of Directors are present in person or by proxy at the Meeting.

9.
Resolutions of a Meeting of the Board of Directors shall be adopted on the basis of consensus.  In case of failure to reach consensus, resolutions shall be approved by at least more than 1/2 (one-half) of total votes legally cast in the Meeting.

10.	In case of tie vote, the Meeting Chairman shall have a second vote.

11.	a.	Each member of the Board of Directors present shall have the right to cast 1 (one) vote and 1 (one) additional vote for each other member of the Board of Directors whom he legally represents.

b.
Voting concerning an individual shall be made by an unsigned, folded ballots, while voting concerning other matters shall be conducted orally, unless the Chairman of the Meeting determines otherwise without objection from those present at the Meeting.

c.	Blank votes and void votes shall be deemed not to have been legally cast and, accordingly, to be non-existent and shall not be counted in the calculation of the number of vote cast.

12.
The Board of Directors may also adopt valid resolutions without convening a Meeting of the Board of Directors provided that all of the members of the Board of Directors have been informed in writing regarding the relevant proposals and all members of the Board of Directors have given their approval to the proposals being submitted as evidenced by their signed written approval.

Any resolutions adopted in such a way shall have the same force as those legally adopted in the Meeting of the Board of Directors.

BOARD OF COMMISSIONERS

Article 14

1.	The Board of Commissioners shall consist of one or more members. In the event that more than one Commissioner is appointed, one of whom shall be appointed as the President Commissioner.

2.	Only Indonesian or foreign persons having the qualifications as required by the prevailing laws may be appointed as members of the Board of Commissioners.

3.
The members of Board of Commissioners shall be appointed by a General Meeting of Shareholders for a 5 (five)-year office term without prejudice to the right of a General Meeting of Shareholders to remove any of them at any time.

4.
If, for any reason, a position in the Board of Commissioners becomes vacant, a General Meeting of Shareholders shall be convened to fill that vacancy within 30 (thirty) days after the occurrence of the vacancy, subject to the provisions of paragraph (2).

5.
A member of the Board of Commissioners shall be entitled to resign from his position by giving notice in writing of his intention to the Company at least 30 (thirty) days prior to the date of his resignation.

6.	A member of Board of Commissioners may be removed at any time based on the resolution of General Meeting of Shareholders provided the removal decision indicates the reason(s) thereof.

7.
The decision to remove a commissioner as referred to in paragraph (6) may only be made after the commissioner concerned is given an opportunity to defend himself/herself at a General Meeting of Shareholders.

8.
In case that the decision to remove a commissioner as referred to in paragraph (7) is made outside a General Meeting of Shareholders in accordance with the provisions of article 91 of Company Law, the will-be-removed commissioner shall be notified of the intention to remove him or her and given an opportunity to defend himself or herself before the decision becomes effective.

9.	The opportunity to make defense as referred to in paragraph (7) shall not be required if the will-be-removed commissioner accepts the proposed removal.

10.	The office term of a member of Board of Commissioners shall end in case of:

a.	resignation in accordance with the provisions of paragraph (5);

b.	loss of qualifications required by the prevailing laws and regulations;

c.	death;

d.	dismissal on the basis of a resolution by a General Meeting of Shareholders.

DUTIES AND POWER OF THE BOARD OF COMMISSIONERS

Article 15

1.
The Board of Commissioners for the purpose of supervision at any time during the Company’s business hours shall be entitled to enter the building and premises or any other places used or controlled by the Company and to check books, documents and other evidence, to inspect and verify the financial position of the Company and to have knowledge of all acts done by the Board of Directors.

2.	In the performance of their duties, the Board of Commissioners shall be entitled to get any information and explanation from the Board of Directors or each member of the Board of Directors.

3.
In the event all members of the Board of Directors are suspended and the Company has no member of the Board of Directors, the Board of Commissioners shall be obliged to temporarily manage the Company.  In such event, the Board of Commissioners shall be entitled to confer interim power upon one or more persons among them on their joint responsibilities.

4.
If the Company has only one Commissioner, then all of the duties assigned to and powers conferred upon the President Commissioner or a member of the Board of Commissioners by virtue of these Articles of Association shall be vested in him.

MEETING OF BOARD OF COMMISSIONERS

Article 16

The provisions of Article 13 shall apply mutatis mutandis to the meeting of Board of Commissioners.

BUSINESS PLAN, FISCAL YEAR AND ANNUAL REPORT

Article 17

a.	The Board of Directors shall submit to the Board of Commissioners a business plan setting out the annual budget of the Company for approval before the commencement of a fiscal year.

b.	The business plan as referred to in paragraph (1) shall be submitted at the latest 14 (fourteen) days before the commencement of the next fiscal year.

c.
The fiscal year of the Company shall commence on the 1st (first) day of January and end on the 31st (thirty first) day of December.  At each end of December each year, the Company’s books shall be closed.

d.	The Board of Directors shall prepare an annual report and make it available at the Company’s office for examination by shareholders as of the notice date of Annual General Meeting of Shareholders.

THE USE OF NET EARNINGS AND

DISTRIBUTION OF INTERIM AND FINAL DIVIDENDS

Article 18

1
The net earnings of the Company for a fiscal year as shown as positive retained earning in the balance sheet and income statement, which have been approved by the Annual General Meeting of Shareholders, shall be used in such manner as is determined by such Meeting.

2.
In case the income statement in one fiscal year shows a loss that can not be covered by the reserve fund, then the loss shall continue to be recorded and shall be entered in the income statement and, in subsequent fiscal years, the Company shall be considered not to have made any profits as long as the loss recorded in the profit and loss statement has not been fully covered.

3.	The Company may distribute interim dividends before the end of the Company’s fiscal year.

USE OF RESERVE FUND

Article 19

1.
A portion of the net earnings shall be set aside for reserve funds until the reserve funds reach 20% (twenty percent) of issued and paid in capital and the reserve funds may be used only to cover losses that are not covered by other reserves.

2.
In the event that the reserve funds exceed 20% (twenty percent) of issued and paid-in capital, a General Meeting of Shareholders may decide that the surplus of the reserve fund be used for the Company’s requirements.

3.
The reserve fund as referred to in paragraph (1) and the reserve fund surplus as referred to in paragraph (2) shall, to the extent that there are no losses to be covered by the reserve fund and the use of reserve fund surplus has not decided by General Meeting of Shareholders, be managed by the Board of Directors in a manner deemed fit and expedient by the Board of Directors upon the approval of the Board of Commissioners and subject to the prevailing laws and regulations.

CLOSING PROVISIONS

Article 20

-Matters not provided for or not otherwise fully covered in these Articles of Association shall be resolved by a General Meeting of Shareholders.

-Finally, the appearing person acting in his above-mentioned capacity further states as follows:

1.	Those issued shares as referred to in Article 4.(2) have been subscribed and paid-in in full and in cash to the Company’s account by the following shareholders:

a.
Limited Liability Company PT. CENTRAL PROTEINAPRIMA Tbk holding 350,586 (three hundred fifty thousand five hundred eighty six) shares having aggregate value of (three hundred fifty billion five hundred eighty six million Rupiah).

		Rp.	350,586,000,000.00

b.	Limited Liability Company PT. CENTRALPERTIWI BAHARI holding 3 (three) shares having aggregate value of (three million Rupiah).
		Rp.	3,000,000.00

-so that there are a total of 350,589 (three hundred fifty thousand five hundred eighty nine) shares having total value of (three hundred fifty billion five hundred eighty nine million Rupiah).
		Rp.	350,589,000,000.00

2.	In structures of the Company’s Board of Directors and Board of Commissioners are as follows:

BOARD OF DIRECTORS

President Director	:
Mr. ERWIN SUTANTO, born in Jakarta, on the fourteenth day of April one thousand nine hundred seventy five (14-4-1975), Indonesian Citizen, a private person, residing at Jalan Sawo number 24, Rukun tetangga 004, Rukun Warga 002, Kelurahan Gondangdia, Kecamatan Menteng, Central Jakarta, the holder of Identity Card Number 09.5002.140475.0426;

Director	:
Mr. MAHAR ATANTA SEMBIRING, born in Jakarta, on the twenty first day of January one thousand nine hundred seventy four (21-1-1974), Indonesian Citizen, a private person, residing at Jalan Erlangga V/22, Rukun tetangga 005, Rukun Warga 003, Kelurahan Selong, kecamatan Kebayoran Baru, South Jakarta, the holder of Identity Card Number 09.5310.210174.0288;

BOARD OF COMMISSIONERS

Commissioner	:
Mr. FRANCISCUS AFFANDY, born in Donggala, on the twenty first day of October one thousand nine hundred fifty one (1-10-1951), Indonesian Citizen, a private person, residing at Jalan Sanur Indah number 46, Rukun tetangga 009, Rukun Warga 007, Kelurahan Kelapa Gading Barat, Kecamatan Kelapa Gading, North Jakarta, the holder of Identity Card Number 09.5106.011051.4002;

-Finally the appearing person acting in his above-mentioned capacity hereby confers power with the right of substitution upon

*

either jointly or severally to obtain approval from/submit notice/report to the appropriate authority and, for the said purpose, to appear before any competent officials, to give any statements and information, to make or cause to be made and sign any documents and to take and do anything as may be required.

-The appearing person warrants that he fully understands the substance of this deed.

IN WITNESS WHEREOF

This deed is made and executed in Jakarta, on the day and date first written above, in the presence of the following witnesses:

1.
Mr. HENRY JOSEPH, Sarjana Hukum, born in Jakarta on the twenty eighth day of January one thousand nine hundred eighty five (28-1-1985), Indonesian Citizen, residing at Muara Karang J.1.U/3, Rukun Tetangga 007, Rukun Warga 002, Kelurahan Pluit, Kecamatan Penjaringan, North Jakarta, holder of Jakarta Capital Region Province Identity Card number 09.5102.280185.4015;

2.
Ms. CAECILIA SRI AMELIA DAUD, born in Jakarta on the eighteenth day of February one thousand nine hundred sixty six (18-2-1966), Indonesian Citizen, residing at Duta Indah 5 Blok GG.2 number 13, Pondok Duta, Rukun Tetangga 05, Rukun Warga 23, Kelurahan Baktijaya, Kecamatan Sukamajaya, Depok City, holder of Identity Card number 32.77.73.1008/17480/73058873;

-now being in Jakarta;

-Both being the employees of the notary office.

After I, the notary, read out this deed to the appearing person and witnesses, this deed is signed by the appearing person, witnesses and me, the notary.

This deed is executed with two emendations.

The original of this deed is duly signed.

Issued as true copy.

[sealed, stamped and signed]

THE DECREE OF THE MINISTER OF LAW AND HUMAN RIGHTS

THE REPUBLIC OF INDONESIA

Number:  AHU-56694.AH.01.02.Tahun 2009

ON

APPROVAL FOR THE DEED OF AMENDMENTS TO

ARTICLES OF ASSOCIATION OF LIMITED LIABILITY COMPANY

THE MINISTER OF LAW AND HUMAN RIGHTS

THE REPUBLIC OF INDONESIA

Considering	:
that upon careful examination of completed form of Notarial Deed of Model II and the supporting documents and the copy of Deed Number 145, dated October 28, 2009, passed before and submitted by Notary Desman, SH., M.Hum, and received on November 19, 2009, the above documents were found to have complied with and satisfied the terms and conditions of the relevant prevailing law.

Recognizing	:	1.	Law Number 40 of 2007 concerning Limited Liability Company (Supplement Number 4756 to the Statute Book Number 106 of 2007);

2.	Government Regulation Number 26 of 1998 concerning the Names of Limited Liability Companies (Supplement Number 3740 to the Statute Book Number 39 of 1998);

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3.
Presidential regulation of the Republic of Indonesia Number 94 of 2006 concerning Third Amendment of Presidential regulation Number 09 of 2005 regarding Position, Task, Function, Organization Structure and Work Procedure of the State Ministry of the Republic of Indonesia;

4.
Regulation of the Minister of Law and Human Rights of the Republic of Indonesia Number M.09.PR.07.10 of 2007 concerning Organization and Work Procedure of the Ministry of Law and Human Rights of the Republic of Indonesia;

5.
Regulation of the Minister of Law and Human Rights of the Republic of Indonesia Number M.MH-02.AH.01.01 of 2009 concerning Work Procedures of the Legalization Application of Legal Entities for Limited of Liability Company, Approval of Article of Association Amendment, Notice of Article of Association Amendment and Amendment of Limited Liability’s Data;

DECIDED:

FIRST	:
To approve the Amendments to Articles of Association of PT. CENTRALWINDU SEJATI, with Taxpayer ID Number:  01.546.178.3-617.000, having its domicile in South Jakarta, in accordance with the Completed Form of Notarial Deed of Model II stored in the Database of Legal Entity Administration System and the copy of Deed Number 145, dated October 28, 2009 passed before Notary Desman, SH., M.Hum, practicing in North Jakarta.

2

SECOND	:	This decree shall be in full force and effect as of the issuance date.

Issued in Jakarta

on November 20, 2009

p.p. MINISTER OF LAW AND HUMAN RIGHTS

THE REPUBLIC OF INDONESIA

ACTING DIRECTOR GENERAL OF

LEGAL ADMINISTRATION

[signed]

DR. AIDIR AMIN DAUD, SH., MH., DFM.
NIP.19581120 198810 1 001

Company Register Entry Number AHU-0077340.AH.01.09.Tahun 2009 dated November 20, 2009

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MINUTES OF MEETING

PT CENTRALWINDU SEJATI

Number: 87.

-On this day, Friday, the twenty-ninth day of July two thousand eleven (29-07-2011), at 14:00 W.I.B (fourteen West Indonesia Time Zone}.

I, YULIA, Sarjana Hukum, notary public practicing in South Jakarta Municipality with the service area covering the Special Capital Region of Jakarta Province, in the presence of witnesses known to me, the Notary, and whose names will be mentioned at the end part of this deed.

--  At the request of the shareholders of the limited liability company that will be mentioned below.

--  Being present at the office of mine, the Notary, Puri Imperium Office Plaza LG-12, Jalan Kuningan Madya Kaveling 5-6, South Jakarta.

-To make minutes of all matters dealt with and decided at the extraordinary general meeting of shareholders of limited liability company PT CENTRALWINDU SEJATI, having its domicile in Sidoarjo, Sidoarjo Regency, the most recent amendment to the articles of association of which has been approved by Minister of Law and Human Rights of the Republic of Indonesia by his Decree dated the twentieth day of November two thousand nine (20-11-2009) Number AHU-56694.AH.01.02.Tahun 2009.

1

-The limited liability company PT CENTRALWINDU SEJATI set out herein shall be sufficiently referred to as the “Company”.

-The meeting was held on the day and date, at time as well as place as detailed above.

-The meeting was attended by and therefore appeared before me, the notary, in the presence of the same witnesses and whose names will be mentioned at the end part of this deed, namely:

1.
Mister ERWIN SUTANTO, born in Jakarta, on the fourteenth day of April one thousand nine hundred seventy five (14-04-1975), a private person, residing in Jakarta, Jalan Sawo Number 24, Rukun Tetangga 004, Rukun Warga 002, Kelurahan Gondangdia, Kecamatan Menteng, Jakarta Pusat, the holder of Resident Identity Card Number 09.5002.140475.0426, Indonesian Nationality;

-according to his explanation in this matter acting in his position as President Director of the Company.

2.	a.
Mister MAHAR ATANTA SEMBIRING, born in Jakarta, on the twenty-first day of January one thousand nine hundred seventy four (21-01-1974), a private person, residing in Jakarta, Jalan Erlangga V Number 22, Selong, Kebayoran Baru, Jakarta Selatan, the holder of Resident Identity Card Number 09.5310.210174.0288, Indonesian Nationality;

2

b.
Mister GUNAWAN TASLIM, born in Palembang, on the twenty-first day of September one thousand nine hundred sixty two (21-09-1962), a private person, residing in Jakarta, Jalan Pulau Tidung VI A.3 Number 37, Rukun Tetangga 018, Rukun Warga 009, Kelurahan Kembangan, Jakarta Barat, the holder of Resident Identity Card Number 09.5201.210962.0361, Indonesian Nationality;

-according to their explanation in this matter acting in their positions respectively as President Director and Vice President Director of and therefore jointly representing the Board of Directors, of and therefore for and on behalf of the limited liability company PT CENTRAL PROTEINAPRIMA, Tbk., having its domicile in Central Jakarta, the most recent amendment to the entire articles of association of which has been approved by the Minister of Law and Human Rights of the Republic of Indonesia by his Decree dated the ninth day of June two thousand eight (09-06-2008) Number AHU-31339.AH.0l.02.Tahun 2008, the articles of association of which were subsequently amended and the said amendment has been notified to and received by the Ministry of Law and Human Rights of the Republic of Indonesia as set out in the letter of receipt of notice dated the sixteenth day of December two thousand nine (16-12-2009) Number AHU-AH.0l.l0-22933, the company of which in this matter they represent as the owner and holder of 350,586 (three hundred fifty thousand five hundred eighty six) shares in the Company.

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3.	a.	Mister MAHAR ATANTA SEMBIRING aforesaid; and

b.
Mister DEAN MIKIO AKIYAMA, born in Hawaii, on the twenty-fifth day of April one thousand nine hundred fifty five (25-04-1955), a private person, residing in Jakarta, Jalan Melati Number 36, Ampera, Jakarta Selatan, the holder of Limited Permit of Stay Number 2C2JE 3653-AD, citizen of the United States of America.

-according to their explanation in this matter acting in their positions respectively as President Director and Director of and therefore jointly representing the Board of Directors, of and therefore for and on behalf of the limited liability company PT CENTRAL PERTIWI BAHARI, having its domicile in Menggala, Tulang Bawang, the most recent amendment to the articles of association of which has been approved by Minister of Law and Human Rights of the Republic of Indonesia as set out in his Decree dated the third day of June two thousand ten (03-06-2010) Number AHU-28282.AH.01.02.Tahun 2010, the company of which in this matter they represent as the owner and holder of 3 (three) shares in the Company.

--  The appearers are known to me, the Notary.

--  The appearer mister ERWIN SUTANTO aforesaid in his capacity as President Director of the Company pursuant to the provision of Article 9 paragraph 5 of the Company’s articles of association opened the meeting as the Chairman by firstly notifying:

4

-that prior notice by registered mail is not required to hold this meeting since it has been known that this meeting will be attended and represented by all of the shares issued/paid-up in the Company until the day and date on which this meeting was held;

-that this meeting was attended and represented by 350,589 (three hundred fifty thousand five hundred eighty nine) shares, each share having nominal value of Rp.1,000,000.00 (one million Rupiah), which constitute all shares issued/paid-up in the Company until the day and date of the meeting;

-that until this present, the Company has not printed the share certificates and therefore they were not shown to me, the notary.  However, the Meeting Chairman explained that he was responsible for and guaranteed the ownership of the shares as described above;

-that this meeting is lawful and may adopt binding resolutions concerning the proposals presented at the meeting since all of the requirements determined in the Company’s articles of association have been complied with;

-that this meeting was convened with the agenda as follows:

5

Dismissal of the old members of the Board of Directors and the Board of Commissioners, and appointment of new members of the Board of Directors and the Board of Commissioners.

-Since the agenda of this meeting have been clearly known by the meeting, so that further explanation is not required by the meeting, then the Chairman immediately presented and proposed to the meeting and the unanimously agreed and decided:

-
To dismiss with honor the old members of the Board of Directors and the Board of Commissioners of the Company by giving them acquit et de charge for their management and supervision duty conducted during the time the members of the Board of Directors and the Board of Commissioners of the Company conducted their duties.  And at once the meeting appointed new members of the Board of Directors and the Board of Commissioners of Company, such dismissal and appointment of which were effective as of the closing of this extraordinary general meeting of shareholders of the Company, so that as of the closing of this extraordinary general meeting of shareholders of the Company, the composition of the members the Board of Directors and the Board of Commissioners of the Company becomes as follows:

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- THE BOARD OF DIRECTORS:

- President Director	:
Mister SUTANTO SURJADJAJA, born in Jakarta, on the thirteenth day of November one thousand nine hundred seventy two (13-11-1972), a private person, residing in Jakarta, Jalan Tulodong Bawah IV Lama Number 29, Rukun Tetangga 005, Rukun Warga 004, Kelurahan Selong, Kecamatan Kabayoran Baru, Jakarta Selatan, the holder of Resident Identity Card Number 09.5202.131172.0173, Indonesian Nationality;

- Director	:
Mister ISMAN HARIYANTO, born in Sidoarjo, on the twenty-eighth day of August one thousand nine hundred fifty six (28-08-1956), a private person, residing in Sidoarjo, Taman Pinang Indah E2-24, Rukun Tetangga 17, Rukun Warga 07, Kelurahan Banjarbendo, Kecamatan Sidoarjo, the holder of Resident Identity Card Number 3515082808560005, Indonesian Nationality;

7

- THE BOARD OF COMMISSIONERS:

- Commissioner	:	Mister MAHAR ATANTA SEMBIRING aforesaid.

-The Board of Directors and/or

•

-either jointly or severally with the right to transfer this power to any other person are empowered to submit notice to the competent authority of these Articles of Association and to make any changes and/or addition in any form whatsoever as required for obtaining such notice and to submit and sign all applications and other documents, choose domicile and take any other action that may be necessary.

-After the Chairman asked the participants whether or not they still had questions and found that they had no further matters to be discussed at the meeting, the Chairman of the meeting closed this meeting at 14:15 W.I.B. (fourteen fifteen West Indonesia Time Zone).

IN WITNESS WHEREOF

-This deed is made and authenticated in Jakarta, on the day and date first written in the preamble of this deed, in the presence of:

1.
Ms. Lilis Lismiah, born in Bogor, on the fifth day of March one thousand nine hundred seventy two (05-03-1972), residing in Bogor, Kampung Teluk Pinang, Rukun Tetangga 01, Rukun Warga 01, Kelurahan Teluk Pinang, Kecamatan Ciawi, the holder of Resident Identity Card Number 32.03.10.450372.00792, Indonesian Nationality, temporarily being in Jakarta; and

8

2.
Mrs. Suhartini, Sarjana Hukum, born in Jakarta, on the sixteenth day of November one thousand nine hundred seventy two (16-11-1972), residing in Jakarta, Jalan Karang Anyar C Raya Number 40 B, Jakarta Pusat, the holder of Resident Identity Card Number 09.5002.561172.0218, Indonesian Nationality;

-both being employees of the notary’s office and as witnesses.

-Immediately after I, the Notary, read out this deed to the appearers and witnesses, they and I, the Notary, signed the same.

-Done without any changes.

-The original version of this deed has been duly signed.

-Issued as a true copy.

Notary Public in Jakarta

Stamped, sealed and signed

(YULIA, SH.)

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MINISTRY OF LAW AND HUMAN RIGHTS THE REPUBLIC OF INDONESIA DIRECTORATE GENERAL OF PUBLIC LAW ADMINISTRATION JL. HR. Rasuna Said Kav. 6-7, Kuningan, South Jakarta Phone: (021) 5202387 – Hunting

Number	:	AHU-AH.01.10-25919	Jakarta, August 09, 2011

Encl.	:

Subject	:	Receipt of Notice of Changes in Corporate Data of PT. CENTRALWINDU SEJATI	Notary Yulia, SH Jl. Kuningan Madya Kav. 5-6, (Rasuna Said) South Jakarta

In accordance with the data contained in the Completed Form of Deed of Model III stored in the Database of Legal Administration System, the copy of the Deed Number 87, dated July 29, 2011, passed before and submitted by Notary Yulia, SH practicing in South Jakarta and the supporting documents, which were received on August 9, 2011, Notice of Changes in Management Structure of PT. CENTRALWINDU SEJATI, having its seat in Sidaorjo–Sidaorjo Regency, has been received and recorded in the Database of Legal Administration System of Ministry of Law and Human Rights of the Republic of Indonesia.

The recording is for administrative purpose only for the completeness of the documentation concerning the said company, and has no legal consequences whatsoever.

p.p. MINISTER OF LAW AND HUMAN RIGHTS

THE REPUBLIC OF INDONESIA

ACTING DIRECTOR GENERAL OF

LEGAL ADMINISTRATION

[signed and sealed]

DR. AIDIR AMIN DAUD, SH., MH
NIP: 19581120 198810 1 001

Company Register Entry Number AHU-0066291.AH.01.09.Tahun 2011, Dated August 9, 2011